Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Vocus, Inc. for the registration of shares of its common stock and to (i) the incorporation by reference therein of our report dated October 18, 2006, with respect to the financial statements of PRWeb International, Inc. included in the Current Report (Form 8-K/A) of Vocus, Inc. dated August 4, 2006, filed with the Securities and Exchange Commission, (ii) the incorporation by reference therein of our reports dated March 1, 2007, with respect to the consolidated financial statements and schedule of Vocus, Inc. and subsidiaries, Vocus Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vocus Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission, and (iii) the use of our report dated March 1, 2007 on the consolidated financial statements of Vocus, Inc. and subsidiaries in the Registration Statement (Form S-3) and related Prospectus of Vocus, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Baltimore, Maryland
March 1, 2007